UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 6, 2005

The Warnaco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 287-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2005, the Registrant entered into an Employment Agreement (the “Agreement”) with Dwight Meyer which provides for Mr. Meyer’s employment as President, Global Sourcing, of the Registrant. The initial term of the Agreement will begin on April 20, 2005 (the “commencement date”), and end on April 20, 2008, subject to automatic one-year renewals unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. During the term of the Agreement, Mr. Meyer’s base salary will be $600,000, to be reviewed annually by the Registrant’s Compensation Committee in consultation with the Registrant’s Chief Executive Officer and may be increased based on such review. Mr. Meyer will also be eligible for an annual target bonus under the applicable Registrant bonus plan of 70% of his base salary, provided that for fiscal year 2005, Mr. Meyer’s annual bonus will total no less than $250,000. In addition to participation in employee benefits and perquisites programs applicable to the Registrant’s senior executives generally, the Agreement provides for the grant to Mr. Meyer of an award of 25,000 shares of restricted common stock of the Registrant (the “initial restricted stock award”) and an option to purchase 75,000 shares of the common stock of the Registrant (the “initial option” and, together with the initial restricted stock award, the “initial equity awards”). Each of the initial equity awards is to be granted under the Registrant’s newly adopted 2005 Stock Incentive Plan (the “2005 Plan”), subject to approval of the 2005 Plan by the Registrant’s stockholders at its 2005 annual stockholders meeting. If the 2005 Plan is not approved by the Registrant’s stockholders, the initial equity awards will be granted under the Registrant’s 2003 Stock Incentive Plan. The initial equity awards will be subject to the terms and conditions of the applicable equity plan and award agreements, provided that each of the awards will vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the commencement date.

The Agreement provides that if Mr. Meyer’s employment is terminated because of his death or “disability” (as defined in the Agreement), he (or his estate or representative, if applicable) will be entitled to his accrued salary and benefits and (i) a pro-rata bonus for the year in which such termination occurs, payable when bonuses are payable to other Registrant executives (if such termination occurs during fiscal year 2005, the amount of such pro-rata bonus will be no less than $250,000); (ii) vesting of 50% of that portion of the initial restricted stock award that is unvested as of the date of such termination; and (iii) full vesting of the initial option, with the initial option remaining exercisable for 12 months following such termination. If Mr. Meyer’s employment is terminated without “cause” (as defined in the Agreement) by the Registrant (other than because of Mr. Meyer’s death or disability) or if he resigns for “good reason” (as defined in the Agreement), he will be entitled to his accrued salary and benefits and (i) continuation of his base salary through the end of the term of the Agreement, but in no event for fewer than 12 months; (ii) a pro-rata bonus for the year in which such termination occurs, payable when bonuses are payable to other Registrant executives (if such termination occurs during fiscal year 2005, the amount of such pro-rata bonus will be no less than $250,000); (iii) immediate vesting of that portion of the initial restricted stock award that would have become vested had he been employed on the vesting date immediately following the date of such termination; (iv) continued exercisability of the then-vested portion of the initial option for two years following such termination; and (v) continued participation in the Company’s medical and dental plans until the end of the term of the Agreement, but in no event for fewer than 12 months, subject to earlier termination if he receives equivalent coverage from a successor employer. If, within one year following a “change in control” (as defined in the Agreement), Mr. Meyer’s employment is terminated without cause by the Registrant (other than because of Mr. Meyer’s death or disability) or he resigns for good reason, he will be entitled to the payments and benefits described in the immediately preceding sentence, except that (i) the payment of continuing base salary will be made in a lump sum; and (ii) the initial equity awards will fully vest, with the initial option remaining exercisable for six months following the date of such termination. If the Registrant provides notice to Mr. Meyer that the term of the Agreement will not be renewed and that the termination of his employment would constitute a termination of employment without cause, Mr. Meyer will be entitled to his accrued salary and benefits and (i) payment of his base salary for 12 months; (ii) continued exercisability of the then-vested portion of the initial option for nine months following the date of such termination; and (iii) continued participation in the Company’s medical and dental plans for six months. If Mr. Meyer’s employment is terminated for cause by the Registrant or if he resigns without good reason, he will be entitled to his accrued salary and benefits only, and any unvested portion of the initial equity awards will be immediately forfeited.

The Agreement provides that if, after taking into account the 20% golden parachute excise tax that may be applied to Mr. Meyer’s payments and benefits under the Agreement or any other agreement, plan or program of the Registrant, Mr. Meyer’s net benefits would be less than the net benefits he would have received had he been paid his “safe harbor” amount under the Internal Revenue Code’s so-called “golden parachute rules,” the Registrant will reduce such payments and benefits so that the total change in control-related payments and benefits paid to Mr. Meyer will not exceed his safe harbor amount.

The Agreement provides that Mr. Meyer will be required to execute, and not revoke, a release of clams in a form acceptable to the Registrant in order to receive severance compensation if Mr. Meyer’s employment is terminated without cause by the Registrant (other than because of his death or disability) or by Mr. Meyer for good reason, or if the term of the Agreement is not renewed and Mr. Meyer is entitled to severance payments. Under the Agreement, Mr. Meyer is bound by a perpetual confidentiality covenant and is prohibited from competing with the Registrant both during employment and for 12 months following termination of employment. Additionally, for 18 months following termination of employment he is prohibited from soliciting or hiring key employees of the Registrant and its affiliates and from soliciting their customers.

A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated as of April 6, 2005, by and between The Warnaco Group, Inc. and Dwight Meyer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date:	April 8, 2005	By:	/s/ Jay A. Galluzzo

Name:	Jay A. Galluzzo
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated as of April 6, 2005, by and between The Warnaco Group, Inc. and Dwight Meyer